Exhibit 10.1

AMENDMENT 2007A

TO

GREATER BAY BANCORP

2005 VOLUNTARY DEFERRED COMPENSATION PLAN

THIS AMENDMENT 2007A TO THE GREATER BAY BANCORP 2005 VOLUNTARY DEFERRED COMPENSATION PLAN (“Amendment 2007A”) has been adopted by action of the Compensation Committee of Greater Bay Bancorp (the “Company”) on and effective as of May 21, 2007, and is made pursuant to the following recitals:

A. The Company adopted the Greater Bay Bancorp 2005 Voluntary Deferred Compensation Plan (the “Plan”) by action of the Board on February 15, 2005, as an amendment and restatement of the Greater Bay Bancorp 2004 Voluntary Deferred Compensation Plan (the “2004 Plan”), as subsequently amended by administrative actions on March 16, 2007. Capitalized terms used in this Amendment 2007A have the meanings set forth in the Plan.

B. Section 10.01 of the Plan permits the Company to amend the Plan.

C. The Company has determined that it is in the best interests of the Company and the Subsidiaries to amend the Plan as set forth in this Amendment 2007A.

NOW, THEREFORE, in consideration of the foregoing recitals, the Plan is amended as follows:

1. Section 4.02 of the Plan is amended by the addition of the following subsection (c) at the end thereof:

(c) No deferral elections may be made under the Plan on or after May 21, 2007. Any deferral election made prior to such date pertaining to Basic Compensation that would be payable in the absence of a deferral election after the end of 2007 Plan Year or pertaining to Annual Bonus Compensation for services performed in the 2007 Plan Year or in any subsequent Plan Year is hereby terminated and of no further force or effect.

2. This Amendment 2007A applies to all Affiliated Companies that have adopted or hereafter adopt the Plan as Participating Companies in accordance with Article 9 of the Plan, each of which shall automatically be deemed to have adopted this Amendment as part of the Plan.

3. Except as set forth herein, the Plan as previously amended shall remain in full force and effect, and each provision of the Plan that is hereby amended shall remain in full force and effect in accordance with its prior terms until the effective date of this amendment.

IN WITNESS WHEREOF, the Company has caused this Amendment 2007A to be executed by its duly authorized officer on the date set forth below, but to be effective as indicated herein.

GREATER BAY BANCORP

By:	/s/ Peggy Hiraoka	Date: May 21, 2007
Name:	Peggy Hiraoka
Title:	Executive Vice President Human Resources